Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

July 20, 2020

AdaptHealth Corp.
220 West Germantown Pike, Suite 250
Plymouth Meeting, PA 19462

Re:	Form S-1 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to AdaptHealth Corp., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the offer and sale by the selling securityholder named in the Registration Statement, Deerfield Partners, L.P., a Delaware limited partnership (the “Selling Securityholder”), of up to 2,545,455 shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), issuable upon the conversion of the Company’s Series B-1 Preferred Stock, par value $0.0001 per share (the “Series B-1 Preferred Stock”) issuable upon conversion of the Company’s Series B-2 Preferred Stock, par value $0.0001 per share (the “Series B-2 Preferred Stock”), issued to the Selling Securityholder in a private placement on July 1, 2020.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (a) the second amended and restated certificate of incorporation of the Company, as in effect on the date hereof, (b) the amended and restated bylaws of the Company, as in effect on the date hereof, (c) the Certificate of Designations for the Series B-1 Preferred Stock, as filed with the Secretary of State of the State of Delaware on June 24, 2020, (d) the Certificate of Designations for the Series B-2 Preferred Stock, as filed with the Secretary of State of the State of Delaware on July 1, 2020, (e) the Registration Statement, (f) resolutions of the board of directors of the Company relating to, among other matters, the issuance of the Series B-1 Preferred Stock, Series B-2 Preferred Stock and the shares of Class A Common Stock underlying the B-1 Preferred Stock and Series B-2 Preferred Stock and (g) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

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AdaptHealth Corp.
July 20, 2020

On the basis of the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The shares of Series B-2 Preferred Stock have been duly authorized and are validly issued, fully paid and nonassessable.

2.	The shares of Class A Common Stock issuable upon the conversion of the shares of Series B-1 Preferred Stock that are issuable upon conversion of such shares of Series B-2 Preferred Stock have been duly authorized and reserved for issuance by the Company and, when issued and delivered upon such conversions in accordance with the terms of the applicable Certificate of Designations, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are based upon and limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Selling Securityholder or the Shares.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP